                                  EXHIBIT 99.1

                              DISTRIBUTION REPORT
                                      FOR
                            PPLUS TRUST SERIES JPM-1

                               DISTRIBUTION DATE
                               DECEMBER 15, 2004

                             CUSIP NUMBER 73941X684

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 4.875% Subordinated Notes due 2014 issued by J.P. Morgan Chase & Co. (the "Underlying Securities"):

                            Interest:                               $0.00
                            Principal:                               0.00
                            Premium:                                 0.00

         (ii) the amounts received by the Trustee as of the last such statement in respect of Interest Rate Swap entered into between PPLUS Trust Series JPM-1 and Merrill Lynch Capital Services, Inc.(the "Swap Agreement"):

                            Interest:                         $215,800.00
                            Principal:                               0.00

         (iii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                            Paid by the Trust:                      $0.00
                            Paid by the Depositor:              $1,000.00

         (iv) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                            Interest:                         $215,800.00
                            Principal:                              $0.00
                            Unpaid Interest Accrued:                $0.00

         (v) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                            Principal Amount:                 $25,000,000
                            Interest Rate:                    4.875%
                            Rating:
                                    Moody's Investor Service            A1
                                    Standard & Poor's Rating Service    A

         (vi) the aggregate notional amount of the Swap Agreement related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date.

                            Notional Amount:                  $25,000,000
                            Interest Rate:                    3.45280%

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                            ($25 Stated Amount)
                            Principal Balance:                $25,000,000
                            Reduction:                                (0)
                                                              -----------
                            Principal Balance 12/15/04        $25,000,000